Exhibit 99.1

Contact Information:
Weight Watchers International, Inc.	Brainerd Communicators, Inc.
John Sweeney, CFA	Corey Kinger
Director of Investor Relations	(212) 986-6667
(212) 589-2714

WEIGHT WATCHERS ANNOUNCES SECOND QUARTER 2005 RESULTS

NEW YORK, N.Y., August 11, 2005 – Weight Watchers International, Inc. (NYSE: WTW) today announced results for the second quarter and the six months ended July 2, 2005.

Weight Watchers International, Inc., Consolidated Second Quarter 2005

For the second quarter of 2005, net revenues increased 18% to $312.6 million. Net income was $34.5 million, including $25.9 million in expenses, net of taxes, related to the acquisition of WeightWatchers.com, Inc., as compared to net income of $52.9 million in the second quarter 2004.  Fully-diluted earnings per share were $0.33 versus $0.49 in the prior year period. Excluding the acquisition-related charges, net income for the second quarter 2005 was $60.4 million, an increase of 14% or $7.5 million compared to the same period a year ago, and fully-diluted earnings per share were $0.58, up $0.09 or 18%.

Acquisition of WeightWatchers.com, Inc.

On June 13, 2005, the Company entered into an agreement to acquire control of its affiliate and licensee, WeightWatchers.com, as of the end of the second quarter. Pursuant to this agreement, the Company exercised its existing warrants to purchase an additional 19% of WeightWatchers.com stock and acquired all of the remaining equity interests in WeightWatchers.com not owned by Artal Luxembourg, S.A., bringing the Company’s total ownership stake to approximately 53%.  Pursuant to a redemption agreement, it is expected that, at year-end 2005, WeightWatchers.com will redeem all of its shares owned by Artal Luxembourg, giving Weight Watchers International 100% ownership of WeightWatchers.com.

Consolidated First Half 2005 Results

For the six months ended July 2, 2005, net revenues increased 18% to $642.6 million as compared to $546.3 million in the prior year period. Net income was $86.1 million, including $25.9 million in acquisition-related expenses, net of taxes, as compared to $89.6 million for the six months ended July 3, 2004. Fully-diluted earnings per share were $0.82 versus $0.83 in the prior year period.

The first six months of 2004 consolidated results included an $0.11 per share one-time charge for the cumulative effect of accounting change associated with the adoption of FIN 46R, representing the results of WeightWatchers.com from its inception through the first quarter of 2004, and a $0.02 charge related to early extinguishment of debt.  Excluding both of these charges in 2004, and the 2005 expenses associated with the WeightWatchers.com transaction, net of taxes, net income was $112.0 million for the first six months of 2005 as compared to $103.6 million in 2004, an increase of $8.4 million.  Excluding these charges, fully-diluted earnings per share were $1.07 in the first six months of 2005 as compared to $0.96 in the same period a year ago.

Weight Watchers International, Inc., Stand-Alone Second Quarter Results

(excluding the impact of Consolidation of WeightWatchers.com)

Revenues for the second quarter 2005 on a stand-alone basis were $286.9 million, up 17% from $244.9 million in the second quarter of 2004.  Net income was $60.8 million, compared to $49.3 million in the prior year period.  Fully-diluted earnings per share increased 26% to $0.58 in the second quarter of 2005 compared to $0.46 for the second quarter 2004.    Excluding the impact in 2005 of two unscheduled WeightWatchers.com loan repayments and WeightWatchers.com acquisition-related charges, fully-diluted earnings per share were $0.54.

“As we expected, U.S. attendance has turned positive and continues to build momentum,” commented Linda Huett, President and Chief Executive Officer. “With our acquisition of a majority ownership of WeightWatchers.com, we are now providing guidance on a consolidated basis. Our guidance for fiscal 2005, excluding one-time expenses related to the transaction, is now $1.91 to $1.98 per fully diluted share.”

Second Quarter Conference Call

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Linda A. Huett, President and CEO, and Ann M. Sardini, CFO, will discuss second-quarter results and answer questions from the investment community. Live audio of the conference call will be webcast at http://www.weightwatchersinternational.com.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight loss services, operating in 30 countries through a network of company-owned and franchise operations. Weight Watchers holds over 46,000 weekly meetings where members receive group support and education about healthy eating patterns, behavior modification and physical activity. In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by the company pursuant to United States securities laws contain discussions of these risks and uncertainties. Weight Watchers International assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review our filings with the United States Securities and Exchange Commission (which are available from the SEC’s EDGAR database at http://www.sec.gov, at various SEC reference facilities in the United States and via the company’s website at http://www.weightwatchersinternational.com).

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WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

	July 2,	January 1,
	2005	2005

ASSETS
Current assets	$225.4	$125.8
Property and equipment, net	17.2	17.5
Goodwill, franchise rights and other intangible assets, net	614.9	588.0
Deferred income taxes	74.5	78.0
Deferred financing costs, other	6.3	6.9
TOTAL ASSETS	$938.3	$816.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$491.8	$152.7
Long-term debt	480.6	466.1
Other	2.1	1.0

TOTAL LIABILITIES	974.5	619.8

Shareholders' equity (deficit)	(36.2)	196.4

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$938.3	$816.2

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended July 2, 2005			Three Months Ended July 3, 2004
	Consolidated Results	Less Impact of Consolidating WW.com	WWI Stand Alone	Consolidated Results	Less Impact of Consolidating WW.com	WWI Stand Alone

Revenues, net	$312.6	$25.7	$286.9	$264.9	$20.0	$244.9
Cost of revenues	136.4	7.2	129.2	123.0	6.3	116.7
Gross profit	176.2	18.5	157.7	141.9	13.7	128.2
Marketing expenses	38.4	5.4	33.0	32.2	6.0	26.2
Selling, general and administrative expenses	77.3	47.4	29.9	22.7	3.2	19.5
Operating income	60.5	(34.3)	94.8	87.0	4.5	82.5
Interest expense, net	4.4	0.2	4.2	3.9	0.8	3.1
Other (income) / expense, net	1.2	10.1	(8.9)	0.2	—	0.2
Income before income taxes	54.9	(44.6)	99.5	82.9	3.7	79.2
Provision for income taxes	20.4	(18.3)	38.7	30.0	0.1	29.9
Net income	$34.5	$(26.3)	$60.8	$52.9	$3.6	$49.3

Earnings Per Share:

Basic	$0.33	$(0.26)	$0.59	$0.50	$0.03	$0.47

Diluted	$0.33	$(0.25)	$0.58	$0.49	$0.03	$0.46

Weighted average common shares outstanding:
Basic	103.2	103.2	103.2	105.4	105.4	105.4
Diluted	104.6	104.6	104.6	107.7	107.7	107.7

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Six Months Ended July 2, 2005			Six Months Ended July 3, 2004
	Consolidated Results	Less Impact of Consolidating WW.com	WWI Stand Alone	Consolidated Results	Less Impact of Consolidating WW.com	WWI Stand Alone

Revenues, net	$642.6	$49.3	$593.3	$546.3	$20.0	$526.3
Cost of revenues	284.5	14.1	270.4	254.0	6.3	247.7
Gross profit	358.1	35.2	322.9	292.3	13.7	278.6
Marketing expenses	99.5	13.0	86.5	78.7	6.0	72.7
Selling, general and administrative expenses	108.1	51.3	56.8	44.4	3.2	41.2
Operating income	150.5	(29.1)	179.6	169.2	4.5	164.7
Interest expense, net	9.2	0.8	8.4	8.3	0.8	7.5
Other (income) / expense, net	1.7	19.9	(18.2)	(3.5)	—	(3.5)
Early extinguishment of debt	—	—	—	3.3	—	3.3
Income before income taxes and cumulative effect of accounting change	139.6	(49.8)	189.4	161.1	3.7	157.4
Provision for income taxes	53.5	(20.2)	73.7	59.6	0.1	59.5
Income before cumulative effect of accounting change	86.1	(29.6)	115.7	101.5	3.6	97.9
Cumulative effect of accounting change	—	—	—	(11.9)	(11.9)	—
Net income	$86.1	$(29.6)	$115.7	$89.6	$(8.3)	$97.9

Basic Earnings Per Share:
Income before cumulative effect of accounting change	$0.84	$(0.28)	$1.12	$0.96	$0.03	$0.93
Cumulative effect of accounting change	—	—	—	(0.11)	(0.11)	—
Net income	$0.84	$(0.28)	$1.12	$0.85	$(0.08)	$0.93

Diluted Earnings Per Share:
Income before cumulative effect of accounting change	$0.82	$(0.29)	$1.11	$0.94	$0.03	$0.91
Cumulative effect of accounting change	—	—	—	(0.11)	(0.11)	—
Net income	$0.82	$(0.29)	$1.11	$0.83	$(0.08)	$0.91

Weighted average common shares outstanding:
Basic	103.0	103.0	103.0	105.7	105.7	105.7
Diluted	104.7	104.7	104.7	108.2	108.2	108.2

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS (EXCLUDING WEIGHTWATCHERS.COM, INC.)

(IN MILLIONS)

	Three Months Ended		Six Months Ended
	Jul 2, 2005	Jul 3, 2004	Jul 2, 2005	Jul 3, 2004

Attendance
North America	8.9	8.3	18.7	18.2
International	7.6	7.3	15.8	15.3
Total Attendance	16.5	15.5	34.5	33.5

Supplemental Attendance Detail
UK	3.5	3.6	7.5	7.4
CE	3.3	2.9	6.5	6.1
Other	0.8	0.8	1.7	1.9
Total International Attendance	7.6	7.3	15.8	15.3

North America
Meeting Fees	111.4	95.9	226.8	203.2
Product Sales	39.3	34.3	83.4	76.0
Total	150.7	130.3	310.1	279.2

International
Meeting fees	74.0	66.0	153.8	139.3
Product Sales	39.6	33.0	85.4	77.8
Total	113.6	99.0	239.2	217.0

Total WWI Sales
Meeting Fees	185.4	161.9	380.5	342.4
Product Sales	78.9	67.3	168.8	153.7
Domestic Franchise Commissions	3.3	3.1	7.1	7.4
Foreign Franchise Commissions	1.8	1.6	3.9	3.5
All Other	17.5	10.8	33.0	19.1
Total WWI Sales	286.9	244.9	593.3	526.2

Note: Totals may not sum due to rounding.